UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Whitestone REIT
(Exact name of registrant as specified in charter)
Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500,	77063
Houston, Texas
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2024, Whitestone REIT, operating through its subsidiaries Whitestone Strand LLC, Whitestone Las Colinas Village LLC, and Whitestone Seville, LLC (collectively, the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with Nationwide Life Insurance Company (the “Lender”) for a mortgage loan in the principal amount of $56,340,000 (the “Loan”).

The Loan provides for a fixed interest rate of 6.23% per annum. Payments commence on August 1, 2024, and are due on the first day of each calendar month thereafter through July 1, 2027, with interest-only payments for the first 36 months. Monthly payments consist of principal and interest based on a 30-year amortization schedule beginning on August 1, 2027. The Loan may be prepaid in full but not in part, provided that, as conditions precedent, Borrower: (i) gives Lender not less than fifteen (15) days prior notice of Borrower’s intention to prepay the Loan; (ii) pays to Lender the prepayment premium as set forth in the Loan Agreement, if any, then due and payable to Lender; and (iii) pays to Lender all other amounts then due under the loan documents. No prepayment premium is required for prepayments in full made on or after six months prior to the maturity date.

The Loan is a non-recourse loan secured by three of the Company’s properties including their related equipment, fixtures, personal property, and other assets, and a limited carve-out guarantee by the Company’s operating partnership.

The loan documents contain customary terms and conditions, including without limitation affirmative and negative covenants such as information reporting and insurance requirements. The loan documents also contain customary events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants, and bankruptcy or other insolvency events. Upon the occurrence of an event of default, the Lender is entitled to accelerate all obligations of the Borrower. The Lender will also be entitled to receive the entire unpaid principal balance at a default rate.

The Loan proceeds will be used to pay down the Borrower’s existing floating rate indebtedness.

The foregoing description of the terms of the loan documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, Fixed Rate Promissory Note, and Carveout Guaranty which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Loan Agreement dated June 21, 2024, by and among Whitestone Strand LLC, Whitestone Las Colinas Village LLC, Whitestone Seville LLC, and Nationwide Life Insurance Company.
10.2	Fixed Rate Promissory Note by Whitestone Strand LLC, Whitestone Las Colinas Village LLC, Whitestone Seville LLC to Nationwide Life Insurance Company, dated June 21, 2024.
10.3	Carveout Guaranty by Whitestone REIT Operating Partnership, L.P. to Nationwide Life Insurance Company, dated June 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	June 27, 2024	By: /s/ John S. Hogan
Name: John S. Hogan Title: Chief Financial Officer